UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 5, 2023 (March 30, 2023)

Brightwood Capital Corporation I

(Exact Name of Registrant as Specified in its Charter)

maryland	814-01563	88-1977273
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

810 Seventh Avenue, 26th Floor

New York, New York 10019

(Address of Principal Executive Offices, Zip Code)

(646) 957-9525

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 1.01. Entry into a Material Definitive Agreement.

Effective as of March 30, 2023 (the “Closing Date”), BCCI SPV-1, LLC (“BCCI SPV”), a wholly owned subsidiary of Brightwood Capital Corporation I (the “Corporation”), entered into a credit agreement (the “Credit Agreement”) by and among BCCI SPV, Brightwood Capital Advisors, LLC, as servicer (the “Servicer”), the financial institutions from time to time party thereto, as lenders, KeyBank National Association (“KeyBank”), as administrative agent (in such capacity, the “Administrative Agent”) and syndication agent (in such capacity, the “Syndication Agent”), U.S. Bank National Association, as collateral custodian and U.S. Bank Trust Company, National Association, as paying agent.

KeyBank, in its capacity as the initial lender under the Credit Agreement, has agreed, subject to the terms and conditions set forth in the Credit Agreement, to provide advances to BCCI SPV in the total amount of $100,000,000 during the period commencing on the Closing Date and terminating on March 30, 2026.

The proceeds of the advances funded under the Credit Agreement may be applied to acquire portfolio investments, which must satisfy certain eligibility criteria enumerated in the Credit Agreement, and for such other uses as permitted under the Credit Agreement. The advances provided to BCCI SPV will accrue interest at a rate equal to SOFR plus 2.85% per annum during the period commencing on the Closing Date and ending on March 30, 2027 (such period, the “Initial Period”), unless the Administrative Agent and the Syndication Agent are unable to syndicate increases to the commitments within 150 days after the Closing Date, in which case such advances during the Initial Period will accrue interest at a rate equal to SOFR plus 3.00% per annum. Following the Initial Period, such advances will accrue interest at a rate equal to SOFR plus 3.35% per annum. Additionally, an unused commitment fee will accrue on any utilized commitment under the Credit Agreement at a rate equal to (a) 0.35%, if the average daily utilization is greater than 65%, (b) 0.50%, if the average daily utilization is greater than 50% and less than or equal to 65% and (c) 0.75%, if the average daily utilization is less than or equal to 50%.

The scheduled maturity date under the Credit Agreement is March 30, 2028.

The Credit Agreement includes customary covenants as well as usual and customary events of default for revolving credit facilities of this nature.

The description above is only a summary of the material provisions of the Credit Agreement and is qualified in its entirety by reference to a copy of the Credit Agreement, which is filed as Exhibit 10.1 to this current report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Credit Agreement, dated as of March 30, 2023, by and among BCCI SPV-1, LLC, Brightwood Capital Advisors, LLC, as servicer, the financial institutions from time to time party thereto, as lenders, KeyBank National Association, as administrative agent and syndication agent, U.S. Bank National Association, as collateral custodian and U.S. Bank Trust Company, National Association, as paying agent.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brightwood Capital Corporation I

Dated: April 5, 2023	By:	/s/ Russell Zomback
	Name:	Russell Zomback
	Title:	Chief Financial Officer